UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 23, 2008

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Commission File Number   1-3970

HARSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	23-1483991
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

In response to the global financial and economic crisis, on December 23, 2008, the Board of Directors of Harsco Corporation (“the Company”) approved the details of a previously-announced restructuring program designed to improve organizational efficiency and enhance profitability and shareholder value by generating annual operating expense savings. These important countermeasures are being taken to reinforce 2009 and future performance.

Under the restructuring program, the Company is principally exiting certain underperforming contracts with customers, closing certain facilities, and reducing its global workforce, as previously announced. The extent of the restructuring program has increased from previously announced estimates to include additional actions being taken as the global financial and economic crisis has continued to deepen.

The Company estimates it will incur approximately $25 million to $35 million in pre-tax restructuring program charges in its fourth quarter ending December 31, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 112, “Employers' Accounting for Postemployment Benefits—an amendment of FASB Statements No. 5 and 43;” SFAS No.146, “Accounting for Costs Associated with Exit or Disposal Activities;” and other applicable generally accepted accounting principles. The Company estimates that the restructuring charges will consist primarily of severance and other employee-related costs (approximately $10 million to $14 million); charges related to exiting underperforming contracts with customers and underperforming operations (approximately $8 million to $11 million); facility closure and lease run-out costs (approximately $3 million to $4 million); pension plan curtailment charges ($2 million to $3 million); and asset impairment charges (approximately $2 million to $3 million). Except for approximately $12 million to $16 million of the total charges that are expected to be non-cash, the balance of the charges will result in cash payments, with some minor cash payments in 2008 and the remaining balance to be paid in 2009.

The Company currently estimates that the restructuring program ultimately will generate annual cost savings of approximately $30 million to $40 million, with a majority of the cost savings being realized beginning in 2009.

The statements contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the anticipated future charges, cash expenditures and cost savings associated with the restructuring program.  In particular, all of these charges and cost savings are estimates and are therefore subject to change.  These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements.   Such risks and uncertainties include, but are not limited to, the following: the timing of the facility closings; severance and other employee-related costs that differ from original estimates because of the timing of employee terminations; amounts for non-cash charges relating to inventories and property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such inventories and property, plant and equipment; and the Company’s ability to achieve savings from the restructuring program.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

DATE	December 30, 2008	/S/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary